                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                         Contact: Claire M. Gulmi
                                                       Senior Vice President and
                                                       Chief Financial Officer
                                                       (615) 665-1283

              AMSURG REPORTS 23% INCREASE IN THIRD-QUARTER EARNINGS
                           TO $0.37 PER DILUTED SHARE

NASHVILLE, Tenn. (October 28, 2003) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (Nasdaq: AMSG), today announced financial results for the third quarter and nine months ended September 30, 2003. Revenues for the quarter were $75,573,000, an increase of 19% from $63,280,000 for the third quarter of 2002. Net earnings increased 21% to $7,531,000 from $6,221,000. Net earnings per diluted share rose 23% to $0.37 for the third quarter of 2003 from $0.30 for the third quarter of 2002.

         Revenues for the first nine months of 2003 increased 21% to $220,880,000 from $183,283,000 for the comparable period in 2002. Net earnings were $21,871,000, up 25% from $17,481,000. Earnings per diluted share for the first nine months of 2003 increased 27% to $1.07 from $0.84 for the first nine months of 2002.

         "AmSurg again produced substantial profitable growth for its latest quarter," said Mr. McDonald. "Consistent with its history and its long-term growth strategies, the great majority of this growth was the product of both the steady expansion of the number of the Company's single-specialty ambulatory surgery centers in operation and the growth in the number of procedures performed. With the third-quarter's results, this proven combination has now generated 23 consecutive quarters of record revenues and net earnings for AmSurg, as well as increased comparable-quarter same-center revenues.

         "AmSurg's centers in operation expanded to 111 at the end of the third quarter from 101 at the end of the third quarter last year, four of which were added in the most recent quarter. These new centers included three acquisitions during the quarter, one of which, like our first-quarter acquisition, is a large center generating revenues approximately three times the rate of our average surgery center. We also opened one de novo center during the third quarter. The net effect of this de novo opening and three new partnerships for de novo centers brought our centers under development to 14 at the quarter's end, twice the number of centers under development at the end of the third quarter of 2002.

       "The size of our development pipeline significantly strengthens our ability to achieve our center development goals for 2003 and 2004. We expect four of the centers under development to open during the fourth quarter of 2003, one of which has already opened, and nine of the centers


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AMSG Reports Third-Quarter Results
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October 28, 2003

under development to open in 2004. These openings, combined with center acquisitions we expect to consummate in the current quarter, support our confidence in AmSurg's prospects for further profitable growth for 2004 and beyond.

       "AmSurg's third-quarter revenue growth also reflected a 7% increase in same-center revenues for the quarter. We again attribute this growth primarily to growth in procedures, which increased 17% on a Company-wide basis for the third quarter compared with the third quarter of 2002."

       Based on AmSurg's center openings, its pipeline of centers under development or letters of intent and its expectation of same-center revenue growth in a range of 6% to 8% for the fourth quarter of 2003, the Company today reconfirms its guidance for full-year 2003 revenues of $300 million to $310 million and earnings per diluted share of $1.44 to $1.48.

       The information contained in the preceding paragraph is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

         Mr. McDonald concluded, "AmSurg's profitable growth since becoming public nearly six years ago reflects the consistent implementation of a business model proven to deliver high quality, low cost surgery services, which create high patient and physician satisfaction. We are confident that the continuing successful performance of this business model, combined with our strong development pipeline, will support AmSurg's prospects for continued profitable growth."

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking Investor Relations or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on November 28, 2003.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's filings with the Securities and Exchange Commission, and, consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company's ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to generate and manage growth; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its

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AMSG Reports Third-Quarter Results
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October 28, 2003

centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; the ability of its physician partners to recruit additional physicians to their practices; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. AmSurg disclaims any intent or obligation to update these forward-looking statements.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2003, AmSurg owned a majority interest in 111 centers and had 14 centers under development.


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AmSurg Reports Third-Quarter Results
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October 28, 2003


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     FOR THE THREE MONTHS          FOR THE NINE MONTHS
                                                                      ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                                   -------------------------     -------------------------
STATEMENT OF EARNINGS DATA:                                           2003           2002           2003           2002
--------------------------                                         ----------     ----------     ----------     ----------
Revenues                                                           $   75,573     $   63,280     $  220,880     $  183,283

Operating expenses:
       Salaries and benefits                                           20,416         16,685         58,288         47,855
       Supply cost                                                      8,545          7,411         25,452         21,744
       Other operating expenses                                        15,273         12,842         45,733         39,137
       Depreciation and amortization                                    2,838          2,563          8,539          7,250
                                                                   ----------     ----------     ----------     ----------

              Total operating expenses                                 47,072         39,501        138,012        115,986
                                                                   ----------     ----------     ----------     ----------

              Operating income                                         28,501         23,779         82,868         67,297

Minority interest                                                      15,541         13,093         45,277         37,225
Interest expense, net                                                     408            317          1,140            936
                                                                   ----------     ----------     ----------     ----------

              Earnings before income taxes                             12,552         10,369         36,451         29,136
Income tax expense                                                      5,021          4,148         14,580         11,655
                                                                   ----------     ----------     ----------     ----------

              Net earnings                                         $    7,531     $    6,221     $   21,871     $   17,481
                                                                   ==========     ==========     ==========     ==========

Earnings per common share:
       Basic                                                       $     0.38     $     0.30     $     1.09     $     0.86
       Diluted                                                     $     0.37     $     0.30     $     1.07     $     0.84

Weighted average number of shares and share equivalents (000's):
       Basic                                                           19,918         20,498         20,107         20,338
       Diluted                                                         20,300         20,828         20,412         20,699

OPERATING DATA:

Centers in operation at end of period                                     111            101            111            101
Centers under development/not opened at end of period                      14              7             14              7
Development centers awaiting CON approval at end of period                 --              2             --              2
Centers under letter of intent                                              6              8              6              8
Average number of centers in operation                                    109             99            108             97
Average revenue per center                                         $      691     $      640     $    2,053     $    1,899
Same center revenues increase                                               7%            13%             7%            13%
Procedures performed during the period                                140,278        120,396        405,442        344,838
Cash flows provided by operating activities                        $   14,383     $   15,788     $   34,398     $   36,341
Cash flows used by investing activities                            $  (22,268)    $  (16,573)    $  (39,434)    $  (37,113)
Cash flows provided by financing activities                        $   10,516     $    2,544     $    7,315     $    3,231
Reconciliation of net earnings to EBITDA (1):
       Net earnings                                                $    7,531     $    6,221     $   21,871     $   17,481
       Add:  income tax expense                                         5,021          4,148         14,580         11,655
       Add:  interest expense, net                                        408            317          1,140            936
       Add:  depreciation and amortization                              2,838          2,563          8,539          7,250
                                                                   ----------     ----------     ----------     ----------

              EBITDA                                               $   15,798     $   13,249     $   46,130     $   37,322
                                                                   ==========     ==========     ==========     ==========


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AmSurg Reports Third-Quarter Results
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October 28, 2003


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                      SEPTEMBER 30,     DECEMBER 31,
BALANCE SHEET DATA:                       2003             2002
                                      -------------     ------------
Cash and cash equivalents               $  15,599         $  13,320
Accounts receivable, net                   34,639            29,597
Working capital                            45,085            37,414
Total assets                              338,679           299,814
Long-term debt                             52,948            27,884
Minority interest                          34,719            29,869
Shareholders' equity                      222,856           216,364


(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA, as defined.



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